Exhibit 10.7

DEED OF ACCESSION

dated 25 January 2006

for

MURRAY INTERNATIONAL METALS PTE LIMITED

re:

PROJECT PIPE

THIS DEED dated the 25th day of January 2006 is made by MURRAY INTERNATIONAL METALS PTE LIMITED of 31 Tuas View Close, Singapore 637469 (the New Party”).

SUPPLEMENTAL to an intercreditor agreement (the “Intercreditor Agreement”) dated 16 December, 2005, among, inter alia, :

(i)            PIPE ACQUISITION LIMITED;

(ii)           MURRAY INTERNATIONAL METALS LIMITED;

(iii)                               THE BANK OF NEW YORK, as Trustee, Collateral Agent and Subordinated Security Trustee; and

(iv)                              THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as Agent and Senior Security Trustee.

IT IS HEREBY AGREED as follows:

1.             Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Deed.

2.             The New Party hereby agrees that it has been supplied with a copy of the Intercreditor Agreement and with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as a Company as if the New Party had been party to the Intercreditor Agreement in that capacity.

3.             This Deed is governed by the laws of England.

IN WITNESS WHEREOF this Deed has been duly executed by the New Party as a deed the day and date first written above.

The COMMON SEAL of MURRAY INTERNATIONAL	)

METALS PTE LIMITED was hereunto affixed in the	)

presence of :	)

MICHAEL CRAIG
Director

K A COCKBURN
Director

Address for notices:	31 View Close, Singapore 637469

Fax Number:	+65 6223 3336

Attention:	Mr. Michael Craig